UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

HNR ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	HNRAW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on October 17, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), and its subsidiaries (for purposes of the Loan Agreement, together with the Company, the “Loan Parties”) entered into a Senior Secured Term Loan Agreement on November 15, 2023 (the “Loan Agreement”) with First International Bank & Trust (“FIBT” or “Lender”), setting forth the terms of a senior secured term loan facility in an aggregate principal amount of $28 million (the “Term Loan”).

On April 18, 2024, the Loan Parties and FIBT entered into a Second Amendment to Term Loan Agreement (the “Amendment”) effective as of March 31, 2024. Pursuant to the Amendment, the Loan Agreement was modified to provide that the Company must, on or before December 31, 2024, deposit funds in a Debt Service Reserve Account (as defined in the Loan Agreement) such that the balance of the account equals $5,000,000 and FIBT waived the provision that such amount had to be deposited within 60 days of the closing date of the Loan Agreement. In addition, the Amendment provides that, if at any time prior to December 31, 2024, the Company or any of its affiliates enter into a sale leaseback transaction with respect to any of its equipment, the Company will deposit an amount equal to the greater of (A) $500,000 or (B) 10% of the proceeds of such transaction into the Debt Service Reserve Account on the effective date of such sale and leaseback transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 17, 2024, the Company received a notice (the “NYSE Notice”) from the NYSE American LLC (the “NYSE American”) that the Company is not in compliance with NYSE American listing standards as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

The NYSE Notice has no immediate effect on the listing of the Company’s Class A Common Stock (NYSE American: HNRA) or the Company’s public warrants (NYSE American: HNRAW) on the NYSE American. The NYSE Notice informed the Company that, under NYSE American rules, the Company has six months from April 16, 2024 to regain compliance with the NYSE American listing standards by filing the Form 10-K with the SEC. If the Company fails to file the Form 10-K within the six-month period, the NYSE American may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that the NYSE American may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on April 2, 2024 (the “Form 12b-25”), the Company was unable to file the Form 10-K within the prescribed period because additional time, resources and effort are required to complete work related to its financial reporting and close procedures. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of such procedures but was unable to file the Form 10-K by April 16, 2024, the end of the extension period provided by the Form 12b-25. The Company requires additional time to complete such procedures.

The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable and currently expects to file the Form 10-K within the six-month period granted by the NYSE Notice; however, there can be no assurance that the Form 10-K will be filed within such period.

On April 23, 2024, the Company issued a press release regarding receipt of the NYSE Notice, among other items. The press release is filed as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 3.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Second Amendment to Term Loan Agreement dated April 18, 2024, effective March 31, 2024.
99.1	Press Release of the Company dated April 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2024	HNR Acquisition Corp

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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